Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports Third Quarter 2009 Results

DENVER, COLORADO – November 12, 2009 – Local Insight Regatta Holdings, Inc. (“LIRH” or the “Company”) today announced consolidated results for the three and nine months ended September 30, 2009.

“We delivered solid results for the quarter, reflecting our organization’s ability to offset pressure in certain areas, including national sales and bad debt, with continued implementation of cost optimization initiatives,” said Scott Pomeroy, director of LIRH. “I am pleased with the benefits of early execution on our leads-based, Pay4Performance model. As a result, our sequential EBITDA-as adjusted results continued to ramp as expected.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. These non-GAAP measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for LIRH, Local Insight Yellow Pages, Inc. (“LIYP”) and The Berry Company LLC (“The Berry Company”) for the three and nine months ended September 30, 2009. The Berry Company acquired substantially all the assets of the Independent Line of Business division of L.M. Berry and Company (the “Berry ILOB”) on April 23, 2008; as such, results for the nine months ended September 30, 2009 and 2008 are not comparable. On June 30, 2009, LIYP merged with and into The Berry Company. For more information, please see LIRH’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

For the quarter ended September 30, 2009, LIRH reported $144.2 million in revenue and net loss of $1.1 million. For the nine months ended September 30, 2009, LIRH reported $434.2 million in revenue and net loss of $12.4 million.

EBITDA-as adjusted was $26.9 million in the third quarter of 2009, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $145.7 million) of 18.5 percent. For the nine months ended September 30, 2009, EBITDA-as adjusted was $74.0 million, resulting in an EBITDA-as adjusted margin of 16.7 percent, based on year-to-date revenue-as adjusted of $444.3 million. LIRH defines “EBITDA-as adjusted” as net income (loss) before interest, income taxes, depreciation and amortization, purchase accounting adjustments, other non-cash items and certain non-recurring costs. LIRH defines “revenue-as adjusted” as revenue before purchase accounting and certain other adjustments.

Unlevered free cash flow, defined as EBITDA-as adjusted less non-cash and non-recurring items and less property and equipment, net additions, was $60.5 million for the nine months ended September 30, 2009. A significant portion of the capital expenditures related to investments in the Company’s new technology platform.

At September 30, 2009, LIRH had total debt (in millions) of:

Bank Credit Facilities	$322.2
Bank Revolver	11.0
Notes Outstanding	210.5

$543.7

For the nine months ended September 30, 2009, debt repayments of $26.7 million were made on LIRH’s credit facilities. At September 30, 2009, the fixed rate portion of LIRH’s capital structure approximated 39 percent. LIRH’s average cost of debt, based on the weighted average interest cost for the nine months ended September 30, 2009, was 8.7 percent.

Operating Results

During the third quarter, LIRH continued its focus on driving current year results by executing on the revenue and cost initiatives which began in late 2008 and have continued through 2009. LIRH also focused on accelerating mobilization efforts to introduce the Company’s new sales and service model early in 2010. The new model, which has been designed to allow the Company year-round “touch points” to create and monitor advertising programs for clients, is expected to deliver measurable leads through high quality, relevant print and digital products.

Same store ad sales declined by 5.3 percent for the quarter and 4.1 percent year-to-date. Total sales is comprised of approximately 90 percent local and 10 percent national sales. Local ad sales declined 3.7 percent for the quarter and 3.1 percent year-to-date, reflecting the benefit of LIRH’s multi-platform and Pay4Performance solutions. National ad sales contributed approximately a point and a half and a point of decline in third quarter and year-to-date results, respectively. LIRH’s bad debt rate for the three and nine months ended September 30, 2009 was 4.9 percent and 3.8 percent, respectively.

Third Quarter Conference Call

A conference call will be held Thursday, November 12, 2009, at 11 a.m. Eastern Time. The domestic dial-in number is 800.946.0774 and the international number is 719.325.2234. The participant passcode is 6440252. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, through its subsidiary The Berry Company LLC, is a leading provider of local search solutions, generating leads for its advertising clients and enabling consumers to efficiently find the products and services they need. The Berry Company serves approximately 300,000 advertising clients in 42 states, publishing nearly 900 print Yellow Pages directories on behalf of approximately 130 telco and other customers. As an authorized reseller of YELLOWPAGES.com™ in all of its markets, The Berry Company provides its clients with online listings and video advertising through this leading national Internet Yellow Pages site. The Company also provides small and medium-sized businesses with search engine marketing and optimization, and is a Google™ AdWords Authorized Reseller.

For more information, please see www.localinsightregattaholdings.com. Regatta is a wholly-owned, indirect subsidiary of Local Insight Media Holdings, Inc.

Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 150 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) declines in our revenue; (ii) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (iii) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (iv) a declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (v) the effects of the economic recession, which is causing us to experience declining revenue and to incur increased bad debt expense, and of war, terrorism or other catastrophic events; (vi) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, as well as other types of media; (vii) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (viii) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (ix) the impact of union organizing activity; (x) disruptions to our operations caused by our conversion to a new process management and production platform and integrating our information technology systems and processes; (xi) our dependence on ability to maintain satisfactory relationships with third party service providers; (xii) the effect of extending credit to small and medium-sized businesses; (xiii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xiv) the loss or impairment of our intellectual property rights; (xv) changes in, or the failure to comply with, government regulations, including franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xvi) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xvii) the possibility that material weaknesses may exist when we report on the effectiveness of our internal control over financial reporting; (xviii) the loss of key personnel or turnover among our sales representatives; (xix) fluctuations in the price or availability of paper; (xx) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxi) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; (xxii) the increased risk regarding our ability to maintain compliance with our debt covenants due to the current economic downturn and expected print revenue declines; (xxiii) continued or increased disruption in the credit and equity markets; (xxiv) the failure of our Pay4Performance advertising solution or our new sales and service model to deliver anticipated revenues, or delays in implementing our new sales and service model; and (xxv) our failure to realize anticipated savings from our on-going cost optimization efforts.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651

brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

# # # #

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Revenue	$144,187	$135,951	$434,248	$290,319
Operating expenses:
Cost of revenue	23,744	32,505	74,805	101,968
Publishing rights	70,813	73,263	213,716	131,694
General and administrative expenses	24,666	31,529	84,773	65,926
Consulting fees - affiliate	—	2,720	—	7,273
Depreciation and amortization	12,702	15,793	38,004	36,378

Total operating expenses	131,925	155,810	411,298	343,239

Operating income (loss)	12,262	(19,859)	22,950	(52,920)

Other expenses	13,744	14,799	41,621	36,316
Income tax benefit	(334)	(12,840)	(6,254)	(33,220)

Net loss	$(1,148)	$(21,818)	$(12,417)	$(56,016)

The nine month periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 period reflects the Company’s ownership of the Berry ILOB for the full nine months ended September 30, 2009, compared to its ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the nine months ended September 30, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets	$98,442	$126,626
Property and equipment, net	23,920	20,477
Assets held for sale	920	2,084
Intangible assets, net	388,746	425,146
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	16,242	17,645

Total Assets	$807,360	$871,068

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$32,965	$29,950
Accounts payable, accrued liabilities and other	56,889	71,364
Due to affiliates	—	7,395

Total current liabilities	89,854	108,709

Long-term debt, net of current portion	482,374	509,195
Deferred income taxes and other long-term liabilities	84,276	90,278

Total Liabilities	656,504	708,182
Stockholders’ equity	150,856	162,886

Total Liabilities and Stockholders’ Equity	$807,360	$871,068

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(In thousands)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Operating Activities
Net loss	$(12,417)	(56,016)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	43,762	113,003
Deferred income taxes	(6,254)	(40,838)
Change in uncertain tax positions	—	7,411
Provision for doubtful accounts	16,484	6,745
Other	5,099	5,955
Changes in operating assets and liabilities, net of effects of acquired businesses	(26,198)	(8,666)

Net cash provided by operating activities	20,476	27,594

Investing Activities
Acquisition of subsidiary, net of cash acquired	—	(241,970)
Proceeds on sale of property and equipment	806	—
Acquisition of property and equipment	(10,822)	(2,515)

Net cash used in investing activities	(10,016)	(244,485)

Financing Activities
Proceeds on revolving credit facility	—	33,600
Repayments on revolving credit facility	(15,600)	(15,500)
Proceeds on issuance of term loan	—	301,350
Repayments on term loan	(11,137)	(66,838)
Debt financing costs	—	(12,392)

Net cash provided by (used in) financing activities	(26,737)	240,220

Net increase (decrease) in cash and cash equivalents	(16,277)	23,329
Cash and cash equivalents, beginning of period	19,421	1,758

Cash and cash equivalents, end of period	$3,144	$25,087

Supplemental cash flow information:
Cash paid for interest	$30,993	$25,682

The nine month periods as presented are not comparable as the Company acquired the Berry ILOB on April 23, 2008. Accordingly, the 2009 period reflects the Company’s ownership of the Berry ILOB for the full nine months ended September 30, 2009, compared to its ownership of the Berry ILOB only from the date of acquisition (April 23, 2008) during the nine months ended September 30, 2008.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

EBITDA and EBITDA-as adjusted

LIRH presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations.

Unlevered Free Cash Flow

LIRH presents calculations of unlevered free cash flow (defined as EBITDA-as adjusted, less non-cash and non-recurring items and less property and equipment, net additions). Management uses the unlevered free cash flow measure as an estimate of excess cash generated by operations before debt servicing costs.

Revenue-as adjusted

LIRH presents calculations of revenue-as adjusted (defined as revenue plus pro forma adjustments for non-cash items) for purposes of deriving EBITDA-as adjusted margin.

EBITDA, EBITDA-as adjusted, EBITDA-as adjusted margin and unlevered free cash flow are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA, EBITDA-as adjusted and unlevered free cash flow are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

	Three-Months Ended Sept 30 2009	Nine-Months Ended Sept 30 2009
EBITDA and EBITDA-as adjusted

Net income (loss)	$(1,148)	$(12,417)
Income tax benefit	(334)	(6,254)
Interest, net	13,744	41,621
Depreciation and amortization	12,702	38,004
Purchase accounting:
Favorable sales contracts	—	2,763
Deferred directory costs margin	192	2,997
Deferred revenue written off in purchase accounting	—	1,620

EBITDA	25,156	68,334
Non-cash:
Impairment charges	273	273
Share-based compensation	87	387
Non-recurring charges	1,412	5,031

EBITDA-as adjusted	$26,927	$74,024

Unlevered Free Cash Flow
EBITDA-as adjusted	$26,927	$74,024
Non-cash:
Impairment charges	273	273
Share-based compensation	87	387
Non-recurring charges	1,412	5,031
Property and equipment, net additions	3,397	7,808

Unlevered free cash flow	$21,758	$60,525

Revenue - as adjusted
Revenue	$144,187	$434,248
Purchase accounting and other adjustments	1,555	10,035

Revenue - as adjusted	$145,742	$444,283